Exhibit 10.8

SEVENTH AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of January 18, 2016 (the “Effective Date”), is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).

RECITALS

A. The Seller and the Buyers are parties to an Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 as amended by a First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 1, 2012, a Second Amendment to Amended and Restated Master Repurchase Agreement dated as of November 13, 2012, a Third Amendment to Amended and Restated Master Repurchase Agreement dated as of November 29, 2012, a Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 31, 2013, a Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 30, 2014 and a Sixth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 29, 2015 (the “Repurchase Agreement”); and

B. The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The Repurchase Agreement is hereby amended as follows:

2.1 Definitions. Section 1.2 of the Repurchase Agreement is hereby amended as follows:

(a) The definitions of “Anti-Corruption Laws”, “Approved Non-Conforming Investor”, “FHA Loans Sublimit”, “Ginnie Mae”, “Incremental Commitment”, “Incremental Committed Sum”, “Maximum Incremental Commitment Amount”, “Mortgage Loan (USBHM)”, “OFAC”, “PATRIOT Act”, “Sanctioned Country”, “Sanctioned Person”, “Sanctions”, “State Housing Bond Mortgage Loan”, “State Housing Bond Mortgage Loan Sublimit”, “USBHM”,

and “USBHM Loans Sublimit” are added in their respective entireties in appropriate alphabetical order as follows:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller or its Subsidiaries, if any, from time to time concerning or relating to bribery or corruption.

“Approved Non-Conforming Investor” means any investor approved by the Buyer in writing as an Approved Non-Conforming Investor. The Approved Non-Conforming Investors as of the date hereof are identified as such on Schedule AI.

“FHA Loans Sublimit” is defined in the table in Section 4.2.

“Ginnie Mae” means the Government National Mortgage Association and any successor.

“Incremental Commitment” means each Buyer’s commitment to increase its committed sum pursuant to Section 2.3.

“Incremental Committed Sum” means, for any day, the maximum total amount a Buyer is committed on that day to fund pursuant to such Buyer’s Incremental Commitment. From the Effective Date of this Agreement through the Termination Date or such other date (if any) when all or any of them is changed by operation of the provisions of any agreement or Law, the Incremental Committed Sums for the Buyers are as set forth on Schedule BC, as it may be amended and restated from time to time.

“Maximum Incremental Commitment Amount” means the sum of the Incremental Committed Sums.

“Mortgage Loan (USBHM)” means a Mortgage Loan that is committed to be sold, and is sold, to USBHM under an Investor Commitment.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, codified as 31 U.S.C. Section 5318)), as amended from time to time, and any successor statute.

“Sanctioned Country” means at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“State Housing Bond Mortgage Loan” means a Single-family residential Mortgage Loan secured by a first Lien against the related Mortgaged Property that is eligible for sale to an Approved Investor in conjunction with a state or municipal housing bond program with proceeds from bonds that have already been issued.

“State Housing Bond Mortgage Loan Sublimit” is defined in Section 4.2(c).

“USBHM” means the U.S. Bank Home Mortgage division of the Buyer.

“USBHM Loans Sublimit” is defined in the table in Section 4.2.

(b) The definitions of “Agency”, “Authorized Seller Representative”, “Buyers’ Margin Percentage”, “Commitment”, “Conforming Mortgage Loan”, “Fee Letter”, “FHA Loans”, “High LTV Mortgage Loan”, “Jumbo Mortgage Loan”, “Libor Margin”, “Maximum Aggregate Commitment”, “Pricing Rate”, “Privacy Requirements” and “Wet Loan” are amended and restated in their respective entireties as follows:

“Agency” means Ginnie Mae, Fannie Mae or Freddie Mac.

“Authorized Seller Representative” means a representative of the Seller duly designated by all requisite corporate action to execute any certificate, schedule or other document contemplated or required by this Agreement on behalf of the Seller and as its act and deed. The Seller will provide an updated list of Authorized Seller Representatives to the Agent promptly following each addition to or subtraction from such list, and the Agent and the Buyers shall be entitled to rely on each such list until such an updated list is received by the Agent.

“Buyers’ Margin Percentage” means:

(a) for all Eligible Loans except Mortgage Loans (USBHM), Jumbo Mortgage Loans, High LTV Mortgage Loans and Rural Development Guaranteed Housing Loans, ninety-seven percent (97% ), provided that if at any time the HUD Compare

Ratio as shown on the most recent Compliance Certificate delivered to the Agent is greater than or equal to 1.60 to 1.00, the Agent may, at its option, adjust the Buyers’ Margin Percentage for FHA Loans to no less than (A) if such HUD Compare Ratio is greater than or equal to 1.60 to 1.00 but less than 1.80 to 1.00, seventy-five percent (75%); (B) if such HUD Compare Ratio is greater than or equal to 1.80 to 1.00 but less than 2.00 to 1.00, fifty percent (50%); and (C) if such HUD Compare Ratio is greater than 2.00 to 1.00, zero (0%);

(b) for Mortgage Loans (USBHM), one hundred percent (100%);

(c) for Jumbo Mortgage Loans other than Mortgage Loans (USBHM), ninety-five percent (95%);

(d) for High LTV Mortgage Loans, ninety-seven percent (97%);

(e) for Rural Development Guaranteed Housing Loans other than Mortgage Loans (USBHM), ninety-two percent (92%); and

(f) for Wet Loans, the Buyer’s Margin Percentage for the underlying type of Purchased Loan that would apply if such Purchased Loan were a Dry Loan.

“Commitment” means, for each Buyer, its commitment under Section 2.1, subject to increase as described in Section 2.3 and reduction as described in Section 2.6, to fund its Funding Share of Transactions, limited to such Buyer’s Committed Sum.

“Conforming Mortgage Loan” means a conventional first-priority Single-family Loan that is either (i) VA guaranteed, or (ii) a conventional mortgage loan that fully conforms to all Fannie Mae and Freddie Mac underwriting and other requirements, excluding expanded criteria loans as defined under any Agency program.

“Fee Letter” means that certain Third Amended and Restated Fee Letter dated as of January 18, 2016, between the Agent and the Seller.

“FHA Loans” means a Mortgage Loan that is fully insured as to principal, interest and expenses by FHA.

“High LTV Mortgage Loan” means a Mortgage Loan that is a first-priority Single-family Loan that is (a) originated in compliance with, and fully conforms to all underwriting criteria applicable to Fannie Mae DU Refi Plus or Freddie Mac LP Open Access program under the Home

Affordable Refinance Program (“HARP”), or VA Interest Rate Reduction Refinance Loan (“IRRRL”) program, or (b) a VA Mortgage Loan or USDA Mortgage Loan with a loan-to-value ratio greater than one hundred percent (100%); provided that the loan-to-value ratio for such Mortgage Loan (a) in the case of a VA or USDA Mortgage Loan, is over 100% and less than or equal to 103%, including the mortgage insurance, guaranty or funding fees, and (b) otherwise, does not exceed 105%.

“Jumbo Mortgage Loan” means a conventional Mortgage Loan that would otherwise be an Agency Conforming Mortgage Loan (and is not an FHA or VA Mortgage Loan) secured by a first Lien Mortgage except that the original principal amount is more than the maximum Agency loan amount but not more than One Million Five Hundred Thousand Dollars ($1,500,000).

“LIBOR Margin” means 2.25%.

“Maximum Aggregate Commitment” means the maximum Aggregate Outstanding Purchase Price that is allowed to be outstanding under this Agreement on any day, being the amount set forth in Schedule BC in effect for that day after giving effect to any increase pursuant to Section 2.3. The Maximum Aggregate Commitment on the Effective Date is One Hundred Fifty Million Dollars ($150,000,000). If and when some or all of the Buyers then party to this Agreement agree in writing to increase their Committed Sums, or if a new Buyer or Buyers joins the syndicate of Buyers, or if there is both such an increase and a new Buyer’s joinder, or if the Seller reduces the Committed Sums pursuant to this Agreement, or if the Seller and the Buyers then party to this Agreement agree in writing to decrease the Committed Sums, the Agent shall execute an updated Schedule BC reflecting the new Maximum Aggregate Commitment and deliver it to the Seller and the Buyers, and that updated Schedule BC shall thereupon be substituted for and supersede the prior Schedule BC.

“Pricing Rate” means the LIBOR Rate (or, if applicable, the alternate rate determined under Section 6.5) plus the LIBOR Margin or the Default Pricing Rate, as determined under this Agreement.

“Privacy Requirements” means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq. (as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act), (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act, including without limitation 12 U.S.C. 5512, (c) the federal regulations at 12 C.F.R. Part 1016, (d) the Interagency Guidelines Establishing Information Security Standards at 12 C.F.R. Appendix B to Part 30, and (e) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Seller’s Customer Information, as such statutes, regulations, guidelines, laws, rules and orders may be amended from time to time.

“Wet Loan” means a Purchased Loan originated and owned by the Seller immediately prior to being purchased by the Buyers:

(a) that has been closed on or prior to the Business Day on which the Purchase Price is paid therefor, by a title agency or closing attorney, and that would qualify as an Eligible Loan except that some or all of its Basic Papers are in transit to, but have not yet been received by, the Custodian so as to satisfy all requirements to permit the Seller to sell it pursuant to this Agreement without restriction;

(b) that the Seller reasonably expects to fully qualify as an Eligible Loan when the original Basic Papers have been received by the Custodian;

(c) as to which the Seller actually and reasonably expects that such full qualification can and will be achieved on or before five (5) Business Days after the relevant Purchase Date;

(d) as to which no portion of the principal amount has been or will be funded by any person other than the Seller and the Buyers; and

(e) for which the Seller has delivered to the Custodian a Mortgage Loan Transmission File on or before the Purchase Date, submission of which shall constitute the Seller’s certification that a complete File as to such Purchased Loan, including the Basic Papers, exists and that such File is in the possession of either the title agent or closing attorney that closed such Purchased Loan, the Seller or that such File has been or will be shipped to the Custodian.

Each Wet Loan that satisfies the foregoing requirements shall be an Eligible Loan subject to the condition subsequent of physical delivery of its Mortgage Note, Mortgage and all other Basic Papers, to the Custodian on or before five (5) Business Days after the relevant Purchase Date. Each Wet Loan sold by the Seller shall be irrevocably deemed purchased by the Buyers and shall automatically become a Purchased Loan effective on the date of the related Transaction, and the Seller shall take all steps necessary or appropriate to cause the sale to the Buyers and delivery to the Custodian of such Wet Loan and its Basic Papers to be completed, perfected and continued in all respects, including causing the original promissory note evidencing such Purchased Loan to be physically delivered to the Custodian within five (5) Business Days after the relevant Purchase Date, and, if requested by the Buyer, to give written notice to any title agent, closing attorney or other Person in possession of the Basic Papers for such Purchased Loan of the Buyers’ purchase of such Purchased Loan. Upon the Custodian’s receipt of the Basic Papers relative to a Wet Loan such Purchased Loan shall no longer be considered a Wet Loan.

(c) The definitions of “Agency Eligible Forty Year Loans”, “Agency Eligible Forty Year Loans Sublimit”, “FICA” and “Jumbo Mortgage Loans (USBHM)” are deleted in their entireties.

2.2 Request for Increased Commitments. Section 2.3 of the Repurchase Agreement is amended and restated in its entirety as follows:

2.3. Request for Increased Commitments. The Seller may from time to time by giving advanced written notice of at least two (2) Business Days to the Agent in the form of Exhibit G hereto request all or a portion of the Incremental Committed Sums of the Buyers in increments of Five Million Dollars ($5,000,000) or an integral multiple thereof, up to the Maximum Incremental Commitment Amount. The period for each such increase shall be designated by the Seller but shall not be less than fifteen (15) days, or if less, the period remaining until the Termination Date. Upon receipt of such request, the Agent shall notify the Buyers of the increase in their respective Committed Sums. Provided no Default or Event of Default has occurred and is continuing, such increase will become effective in accordance with such notice. If Committed Sums are increased pursuant to this Section 2.3, then the ownership interests in the Purchased Loans of each Buyer shall automatically be adjusted proportionately following each funding of a portion of the increase. Upon the expiration of any such increase, the Seller shall, to the extent required, reduce the Aggregate Outstanding Purchase Price to the amount of the Maximum Aggregate Commitment as then in effect, and the ownership interests in the Purchased Loans of each Buyer shall automatically be adjusted accordingly.

2.3 Optional Reduction or Termination of Buyers’ Commitments. Section 2.6 of the Repurchase Agreement is amended and restated in its entirety as follows:

2.6. Optional Reduction or Termination of Buyers’ Commitments. The Seller may, at any time, without premium or penalty, upon not less than ten (10) Business Days prior written notice to the Agent, reduce or terminate the Maximum Aggregate Commitment, ratably, with any such reduction in a minimum aggregate amount for all the Buyers of Five Million Dollars ($5,000,000), or, if more, in an integral multiple of Five Million Dollars ($5,000,000); provided, however, that (i) the Seller may reduce the Maximum Aggregate Commitment no more than once each calendar quarter, (ii) at no time may the Aggregate Outstanding Purchase Price exceed the Maximum Aggregate Commitment after giving effect to any such reduction and, (iii) unless terminated in full, the Maximum Aggregate Commitment shall not be reduced to less than Twenty-Five Million Dollars ($25,000,000). Upon termination of the Buyers’ Commitments pursuant to this Section 2, the Seller shall pay to the Agent for the ratable benefit of the Buyers the full amount of all outstanding Obligations under the Repurchase Documents.

2.4 Transaction Sublimits. Section 4.2(c) of the Repurchase Agreement is amended and restated in its entirety as follows:

(c) The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment listed in the second column of the table (the name of the Sublimit is set forth in the third column); provided, that such sublimits shall not apply to any Mortgage Loan (USBHM):

Type of Purchased Loan	Maximum Percentage of Maximum Aggregate Commitment	Name of Sublimit
High LTV Mortgage Loans	15%	“High LTV Mortgage Loans Sublimit”

Jumbo Mortgage Loans	25%	“Jumbo Mortgage Loans Sublimit”

Rural Development Guaranteed Housing Loans	50%	“Rural Development Guaranteed Housing Loans Sublimit”

State Housing Bond Mortgage Loan	25%	“State Housing Bond Mortgage Loan Sublimit”

2.5 Pricing Rate. Section 5.1 of the Repurchase Agreement is amended and restated in its entirety as follows:

5.1. Pricing Rate. Except as otherwise specified in this Section 5, the Pricing Rate to be applied to the Purchase Prices of Purchased Loans to determine the Price Differential in all Open Transactions shall be the LIBOR Rate plus the LIBOR Margin applicable from time to time (in each case computed annually); provided that the Pricing Rate shall not be less than the LIBOR Margin.

2.6 Provisions Relating to LIBOR Rate. Section 6.7 of the Repurchase Agreement is amended and restated in its entirety as follows:

6.7 Provisions Relating to LIBOR Rate. If:

(a) any Buyer determines that deposits in United States dollars (in the applicable amounts) are not available to such Buyer in the relevant market;

(b) any Buyer determines that the LIBOR Rate is not ascertainable or does not adequately and fairly reflect the cost of making, maintaining or funding any Transaction based on the LIBOR Rate; or

(c) any Change in Law shall make it unlawful or impossible for any Buyer to make, maintain or fund Transactions based on the LIBOR Rate;

then the Agent shall suspend the availability of the LIBOR Rate as of the date of such determination or such Buyer’s notice, whereupon all Open Transactions and any new Transactions shall automatically be converted to have a Pricing Rate equal to the rate per annum equal to the LIBOR Margin plus the Prime Rate in effect on such date.

2.7 Income and Escrow Accounts. Section 8.2 of the Repurchase Agreement is amended and restated in its entirety as follows:

8.2. Income and Escrow Accounts. Prior to the initial Transaction hereunder the Seller shall establish the Income Account and the Escrow Account. At the Agent’s request (and no later than 10 days after such request) Seller shall cause the bank holding such accounts to enter into a control agreement with the Agent providing that upon notice from the Agent (which notice shall be given only upon the occurrence of a Default or Event of Default) no further withdrawals or payment orders from the Seller shall be honored and only payment and withdrawal orders from the Agent or its designee shall be honored. Prior to the occurrence of a Default or Event of Default and so long as Seller is also the Servicer, Seller shall make payments from the Escrow Account of all appropriate amounts payable with respect to each Purchased Loan for taxes, insurance and other purposes for which the funds are paid into the Escrow Account. Subject to Section 8.3, amounts on deposit in the Income Account shall be used by the Seller to pay its fees as Servicer while it serves in such capacity, and may be used to pay to the Agent amounts due under this Agreement for Margin Deficit or Price Differential and for any other lawful purpose.

2.8 Facility Fee; Non-Usage Fee. Section 9.1 of the Repurchase Agreement is amended and restated in its entirety as follows:

9.1. Facility Fee; Non-Usage Fee. The Seller agrees to pay to the Agent (for Pro Rata distribution to the Buyers) a facility fee (the “Facility Fee”) in an amount equal to one-hundred twenty-five one-thousandths of one percent (0.125%) per annum of the Maximum Aggregate Commitment for the period from the Effective Date to the Termination Date, computed for each calendar month or portion thereof from the Effective Date until the date this Agreement terminates in accordance with its terms. If the average Aggregate Outstanding Purchase Price is less than fifty percent (50%) of the Maximum Aggregate Commitment for any month, the Seller further agrees to pay to the Agent (for pro rata distribution to the Buyers) a non-usage fee (the “Non-usage Fee”) in an amount determined by applying a rate of fifteen one-hundredths of one percent (0.15%) per annum to the average daily amount by which the Maximum Aggregate Commitment exceeds the average Aggregate Outstanding Purchase Price, computed for each calendar month or portion thereof from the Effective Date to the date this Agreement terminates in accordance with its terms. The Facility Fee and the Non-Usage Fee shall be payable monthly in arrears and shall be due and payable no later than two (2) Business Days after the Agent bills the Seller therefor and shall be calculated based on a year of three hundred sixty (360) days. If the Maximum Aggregate Commitment shall be increased or decreased from time to time either pursuant to a provision of this Agreement or by separate agreement between the Buyers and the Seller (excluding, however, any decrease occurring as a result of or following the occurrence of a Default or an Event of Default, in respect of which no adjustment of the Facility Fee and the Non-Usage Fee shall be required), the amount of the Facility Fee and the calculation of the Non-Usage Fee shall be adjusted as of the date of such change. The Facility Fee and the Non-Usage Fee are compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and are not compensation for the use or forbearance or detention of money. Each calculation by the Agent of the amount of the Facility Fee and the Non-Usage Fee shall be conclusive and binding absent manifest error.

2.9 Each Purchase. Section 14.2 of the Repurchase Agreement is amended by amending and restating clauses (a) and (k) in their respective entireties as follows:

(a) The Seller shall have delivered to the Custodian the related Mortgage Loan Transmission Files for the new Mortgage Loans to be purchased.

(k) Such Transaction shall occur on or before the Termination Date.

2.10 Office of Foreign Assets Control and USA Patriot Act. Section 16.2 of the Repurchase Agreement is amended and restated in its entirety as follows:

16.2. Office of Foreign Assets Control and USA Patriot Act. The Seller, its Subsidiaries and their respective officers and employees and to the knowledge of the Seller its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Seller, any Subsidiary or to the knowledge of the Seller or such Subsidiary any of their respective directors, officers or employees is a Sanctioned Person. No Transaction, use of the proceeds of any Transaction or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. The Seller and its Subsidiaries have all permits, licenses and approvals required by such laws, copies of which have been provided to the Buyer. The Seller and its Subsidiaries are in compliance in all material respects with the PATRIOT Act to the extent applicable to the Seller and its Subsidiaries. Neither any Transaction nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.

2.11 Privacy of Customer Information. Section 16.9 of the Repurchase Agreement is amended by amending and restating the fifth sentence therein in its entirety as follows:

The Agent agrees to maintain an information security program and to assess, manage and control risks relating to the security and confidentiality of Seller’s Customer Information pursuant to such program in the same manner as the Agent does in respect of its own customers’ information, and shall implement the standards relating to such risks in the manner set forth in the Interagency Guidelines Establishing Standards for Customer Information Security at 12 CFR Appendix B to Part 30 (the “Information Security Regulation”). In the event of actual or suspected unauthorized disclosure, loss, or unauthorized access to sensitive customer information (as defined in the Information Security Regulation), Agent shall immediately, and in no event later than five (5) Business Days after discovery, notify Seller in writing and take appropriate, commercially reasonable, action to prevent further unauthorized disclosure, loss or unauthorized access.

2.12 Tangible Net Worth. Section 17.12 of the Repurchase Agreement is amended and restated in its entirety as follows:

17.12. Tangible Net Worth. At any time, permit the Seller’s Adjusted Tangible Net Worth to be less than Fourteen Million Dollars ($14,000,000).

2.13 Liquidity. Section 17.15 of the Repurchase Agreement is amended and restated in its entirety as follows:

17.15. Liquidity. Seller’s Liquidity at any time to be less than Ten Million Dollars ($10,000,000).

2.14 Agent’s Discretionary Actions. Section 22.5(c) of the Repurchase Agreement is amended and restated in its entirety as follows:

(c) approve any new Approved Investor or Approved Non-Conforming Investors proposed by the Seller (and the Agent will promptly provide to any Buyer that requests it a current list of Approved Investors identifying Approved Non-Conforming Investors); and

2.15 Form of Officer’s Certificate. Exhibit C to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit A to this Amendment.

2.16 Form of Request for Increase. The Repurchase Agreement is amended by adding Exhibit G in appropriate order to read in its entirety as set forth on Exhibit B to this Amendment.

2.17 Approved Investors. Schedule AI to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit C to this Amendment.

2.18 The Buyers’ Committed Sums. Schedule BC to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit D to this Amendment.

2.19 Eligible Loans. Schedule EL to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit E to this Amendment.

Section 3. Representations, Warranties, Authority, No Adverse Claim.

3.1 Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.

3.2 Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.

3.3 No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.

Section 4. Conditions Precedent. The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:

4.1 The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:

(a) this Amendment duly executed by the Seller, the Agent, and the Buyers;

(b) a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on August 5, 2008; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment, and the other documents and agreements executed and delivered in connection herewith; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and

(c) such other documents as the Agent reasonably requests.

4.2 The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.

Section 5. Miscellaneous.

5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.3 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.

5.4 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.

5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.8 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

NVR MORTGAGE FINANCE, INC., as Seller

By:	/s/ Robert W. Henley
Name:	Robert W. Henley
Title:	President

[Signature Page 1 to Seventh Amendment to

Amended and Restated Master Repurchase Agreement]

U.S. BANK NATIONAL ASSOCIATION, As Agent and as a Buyer

By:	/s/ Kathleen Connor
Name:	Kathleen Connor
Title:	Senior Vice President

[Signature Page 2 to Seventh Amendment to

Amended and Restated Master Repurchase Agreement]

EXHIBIT A TO

SEVENTH AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

EXHIBIT C

TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS

TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH

CERTAIN FINANCIAL COVENANTS

OFFICER’S CERTIFICATE

AGENT: U.S. Bank National Association

SELLER: NVR MORTGAGE FINANCE, INC.

SUBJECT PERIOD:      ended     , 20

DATE:             , 20

This certificate is delivered to the Agent and the Buyers under the Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Agent, and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.

The undersigned certifies to the Agent that on the date of this certificate that:

1. The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below.

2. The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly the Seller’s financial condition and results of operations as of                      for that month (the “Subject Period”) and for the year to that date.

3. The undersigned supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:

(a) except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;

Ex. A-1

(b) no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;

(c) the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;

(d) no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before becoming an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and

(e) compliance by the Seller with the financial covenants in Sections 17.12, 17.13, 17.14, and 17.15 of the Current Repurchase Agreement and the HUD Compare Ratio are accurately calculated on the attached Annex A.

NVR MORTGAGE FINANCE, INC.

By:
Name:
Title:

Ex. A-2

ANNEX A TO OFFICER’S CERTIFICATE

1. Describe changes to representations and warranties, if any — clause 3(a) of attached Officer’s Certificate; if none, so state:

2. Describe deviations from compliance with obligations, if any — clause 3(c) of attached Officer’s Certificate; if none, so state:

3. Describe Defaults or Events of Default, if any — clause 3(d) of attached Officer’s Certificate; if none, so state:

4. Calculate compliance with covenants in Sections 17.12, 17.13, 17.14, and 17.15 of the Current Repurchase Agreement and the HUD Compare Ratio — clause 3(e) of attached Officer’s Certificate:

(a) Section 17.12. The Seller’s Adjusted Tangible Net Worth as of                      is $         (the minimum under Section 17.12 is $14,000,000).

Adjusted Tangible Net Worth

Consolidated Assets:	$

Minus Debt (excluding Qualified Subordinated Debt):	$

Minus Contingent Indebtedness:	$

Minus Intangible Assets:	$

Minus Affiliate Receivables:	$

ADJUSTED TANGIBLE NET WORTH:	$

Ex. A-3

(b) Section 17.13. The ratio of Seller’s Total Liabilities to Adjusted Tangible Net Worth on a consolidated basis with its Subsidiaries, measured monthly, is                      to 1.0 (the maximum ratio under Section 17.13 is 12.0:1.0).

Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt):	$

Adjusted Tangible Net Worth:	$

LEVERAGE RATIO:		To 1.0

(c) Section 17.14. The Seller’s Pre-FAS 133 Net Income measured at the end of                      for the twelve consecutive months then ended is $         (the minimum under Section 17.14 is $2,000,000).

Pre-FAS 133 Net Income

Consolidated Net Income (in accordance with GAAP):	$

Plus/Minus FAS-133 Adjustment (calculated as of the end of the most recent fiscal quarter)	$

Plus/Minus Tax Adjustment	$

PRE-FAS 133 NET INCOME:	$

(d) Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Maximum Aggregate Commitment), for the month ended             , 20    , was $         (the minimum under Section 17.15 is $10,000,000).

Liquidity

Unencumbered cash and cash equivalents:	$

Plus Unused availability (lesser of (i) aggregate Purchase Value – aggregate Purchase Price, or (ii) Maximum Aggregate Commitment – aggregate Purchase Price):	$

LIQUIDITY:	$

Ex. A-4

(e) HUD Compare Ratio. The Seller’s HUD Compare Ratio, as of the last Business Day of the period covered by this certificate, was                      to 1.00.

Ratio (expressed as a percentage of):

percentage of Seller’s Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination

%

to

percentage of all Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination	%

Ratio (two year):

5. Describe and give details regarding (i) notices received by Seller requesting or demanding that Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as per Section 16.5, and (ii) actual repurchase and indemnity payments made by Seller to any Person. (attach schedule or explanation).

Ex. A-5

6. Provide the information specified below concerning other repurchase, reverse repurchase and asset warehousing facilities:

	Facility #1	Facility #2	Facility #3
LENDER / PROVIDER

COLLATERAL AGENT

COMMITTED AMOUNT

UNCOMMITTED AMOUNT

AMOUNT OUTSTANDING

MATURITY DATE

Pricing

Libor Floor

Collateral Fees

Facility Fee

Non-Use Fee

ELIGIBLE COLLATERAL

Eligible Collateral #1: Agency/conforming (incl. 40-year loans)

Eligible Collateral #2: Jumbo

Eligible Collateral #3:

Eligible Collateral #4:

Eligible Collateral #5:

Eligible Collateral #6:

COVENANTS

Covenant #1 Net Worth

Covenant #2 Leverage

Covenant #3 Liquidity

Covenant #4 Net income

MARK-TO-MARKET PROVISION

ADDITIONAL INDEBTEDNESS ALLOWED

ADDITIONAL LIENS ALLOWED

DIVIDENDS / DISTRIBUTIONS ALLOWED

CROSS-DEFAULTED

PERSONAL GUARANTY (Y/N?)

E and O Coverage Amount

Fidelity Bond Coverage

Ex. A-6

Attachment to Exhibit C

Purchased Loans Curtailment Report

(List Purchased Loans on which unscheduled principal payment, prepayment or reduction of more than one regularly scheduled principal and interest installment payment was received since last monthly report and resulting new Principal Balance.)

Ex. A-7

EXHIBIT B TO

SEVENTH AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

EXHIBIT G

To Amended and Restated Master Repurchase Agreement

Form of Request for Increase

U.S. Bank National Association

Mortgage Banking Services

U.S. Bancorp Center

800 Nicollet Mall

Mail Station BC-MN-H03B

Minneapolis, Minnesota 55402-7020

Attention: Kathleen Connor

Re:	Increase to Maximum Aggregate Commitment

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Master Repurchase Agreement, dated as of August 2, 2011 (as amended, restated or otherwise modified from time to time, the “Repurchase Agreement”) among NVR Mortgage Finance, Inc., the Buyers parties thereto and U.S. Bank National Association, as Agent. Capitalized terms used herein shall have the meanings set forth in the Repurchase Agreement.

This letter constitutes a request by the Seller to increase the Maximum Aggregate Commitment by the amount of $         [complete in increments of $5,000,000] on             , 20    . Such increase shall terminate on             , 20     [not less than fifteen (15) days after commencement date, or if less than fifteen (15) days, the Termination Date].

NVR MORTGAGE FINANCE, INC.

By:
Title:

Date:

Ex. B-1

EXHIBIT C TO

SEVENTH AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

SCHEDULE AI

TO MASTER REPURCHASE AGREEMENT

Approved Investors List 11/10/2015
Investor	S&P CP Rating	Moody’s CP Rating	Related Parent Company	Product Approval
Amerihome Mortgage Company	N/A	N/A		Conforming/Non-conforming

BB&T	A-1	P-1	Branch Banking and Trust Company	Conforming/Non-conforming

Caliber Home Loans, Inc.	N/A	N/A		Conforming

Citimortgage, Inc.	A-1	P-1	Citibank, NA	Conforming/Non-conforming

Coastal Federal Credit Union of Raleigh	N/A	N/A		Conforming/Non-conforming

Dollar Bank, FSB	N/A	N/A		Conforming/Non-conforming

Everbank Financial Corp	N/A	N/A		Conforming/Non-conforming

Federal Home Loan Mortgage Corp. (Freddie Mac)	N/A	N.A		Conforming

Federal National Mortgage Assoc. (Fannie Mae)	N/A	N/A		Conforming

Fifth Third Bank	N/A	N/A		Conforming

First Guaranty Mortgage Corporation	N/A	N/A		Conforming

Government National Mortgage Assoc.	N/A	N/A		Conforming

Huntington Bank	N/A	N/A		Conforming/Non-conforming

Impac Mortgage Corp	N/A	N/A		Conforming/Non-conforming

JPMorgan Chase Bank	A-1	P-1	JPMorgan Chase Bank, N.A.	Conforming/Non-conforming

PennyMac Loan Services, LLC	N/A	N/A	PennyMac Mortgage Inv Trust	Conforming/Non-conforming

Redwood Residential Acquisition Corporation	N/A	N/A		Conforming

Regions Mortgage	N/A	N/A		Conforming

Roundpoint Mortgage Servicing Corp	N/A	N/A		Conforming

Sandy Spring Bank	N/A	N/A		Conforming/Non-conforming

Stearns Lending, Inc	N/A	N/A		Conforming

SunTrust Mortgage, Inc.	A-2	P-2	Suntrust Banks, Inc.	Conforming/Non-conforming

US Bank Home Mortgage	A-1	P-1		Conforming/Non-conforming

Wells Fargo Home Mortgage	A-1	P-1	Wells Fargo Bank, N.A.	Conforming/Non-conforming

Finance of America	N/A	N/A		Conforming/Non-conforming

Housing Agencies

Delaware State Housing Authority	N/A	N/A		Conforming

District of Columbia Housing Finance Agency	N/A	N/A		Conforming

Florida Housing Finance Corporation	N/A	N/A		Conforming

Housing Opportunities Commission	N/A	N/A		Conforming

Illinois Housing Development Authority	N/A	N/A		Conforming

Indiana Housing & Community Development Authority	N/A	N/A		Conforming

Kentucky Housing Corp.	N/A	N/A		Conforming

Maryland Community Development	N/A	N/A		Conforming

New Jersey Housing Finance	N/A	N/A		Conforming

North Carolina Housing Finance	N/A	N/A		Conforming

Ohio Housing Finance Agency	N/A	N/A		Conforming

Pennsylvania Housing Finance	N/A	N/A		Conforming

South Carolina Housing Finance	N/A	N/A		Conforming

State of New York Mortgage Agency	N/A	N/A		Conforming

Tennessee Housing Finance	N/A	N/A		Conforming

Virginia Housing Finance	N/A	N/A		Conforming

West Virginia Housing Finance	N/A	N/A		Conforming

Port of Greater Cincinnati	N/A	N/A		Conforming

National Homebuyer Fund	N/A	N/A		Conforming

Ex. C-1

EXHIBIT D TO

SEVENTH AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

SCHEDULE BC

To Amended and Restated Master Repurchase Agreement

THE BUYERS’ COMMITTED SUMS

(IN DOLLARS)

Buyer	Committed Sum
U.S. Bank National Association	$150,000,000

Maximum Aggregate Commitment	$150,000,000

THE BUYER’S INCREMENTAL COMMITTED SUMS

Buyer	Incremental Committed Sum
U.S. Bank National Association	$50,000,000

Maximum Incremental Commitment Amount	$50,000,000

Ex. D-1

EXHIBIT E TO

SEVENTH AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

SCHEDULE EL

To Amended and Restated Master Repurchase Agreement

ELIGIBLE LOANS

“Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of thirty (30) years or less and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans, and shall also mean Single-family Loans that are FHA Mortgage Loans, Rural Development Housing Guaranteed Mortgage Loans, State Housing Bond Mortgage Loans, Jumbo Mortgage Loans, High LTV Mortgage Loans and Mortgage Loan (USBHM), that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. Each Mortgage Loan must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:

(1) If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.

(2) That contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.

(3) If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.

(4) If any of its owner-mortgagors is an Affiliate of the Seller or any of the Seller’s or any such Affiliate’s directors, members, or appointed officers.

(5) Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.

(6) That is a construction or commercial loan.

(7) If the Loan was originated or acquired by the Seller more than thirty (30) days before its Purchase Date.

Ex. E-1

(8) That is In Default or ever was In Default.

(9) That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an “option ARM”, “negative amortization” or “graduated payment” loan.

(10) In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.

(11) That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. §226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as “high cost”, “high risk”, “predatory”, “covered”, “threshold” or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Agent to regulatory action or enforcement proceedings, penalties or other sanctions.

(12) That the Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without the Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person.

(13) That the Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person.

(14) That has a loan-to-value ratio greater than eighty percent (80%) unless (i) such Mortgage Loan is guaranteed by VA or USDA or is insured by FHA or private mortgage insurance provided by a provider acceptable to the Agent, or (ii) such Mortgage Loan is a High LTV Mortgage Loan or a Rural Development Guaranteed Housing Loan and has a loan-to-value ratio less than one hundred and five percent (105%).

(15) As to which any Disqualifier exists.

(16) Unless all of the Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than the Seller’s right to repurchase the Purchased Loan hereunder.

(17) Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Schedule 15.4 are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date.

Ex. E-2

provided, however, that, notwithstanding any provision to the contrary in this Agreement, the Seller shall have three (3) Business Days after issuance of the Custodian’s Exception Report to correct any document exceptions listed therein.

(18) That is not covered by an Investor Commitment.

(19) That, except in the case of a Conforming Mortgage Loan, an FHA Loan, a State Housing Bond Mortgage Loan or a High LTV Mortgage Loan, is subject to a firm Investor Commitment from USBHM or an Approved Non-Conforming Investor and underwritten to the guidelines of, and eligible for sale to, at least two (2) entities that have an unsecured, unenhanced commercial paper ratings of at least A-1 and P-1 (or an acceptable Affiliate of such an entity), and the sale of such Mortgage Loan is to USBHM or an Approved Non-Conforming Investor.

Clauses 14, 17 and 19 above shall not apply to any Mortgage Loan (USBHM).

Ex. E-3